EXHIBIT 10.11


                      AMENDMENT TO ASSET PURCHASE AGREEMENT

      THIS AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment") dated as of November 17, 2000, is between SIMTEK CORPORATION, a Colorado corporation ("Simtek"), and WEBGEAR, INC., a California corporation ("WebGear").

                                    Recitals

      WHEREAS, Simtek and WebGear entered into that certain Asset Purchase Agreement, dated September 29, 2000 (the "Agreement"), with respect to the acquisition of certain assets by Simtek from WebGear.

      WHEREAS, the parties desire to amend the Agreement as set forth herein.

      NOW, THEREFORE, in consideration of the covenants, promises, and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    Agreement

      1. Definitions. All capitalized terms not defined herein shall have the meanings ascribed to such terms in the Agreement.

      2. Amendment of Section 2.1. Section 2.1 of the Agreement is hereby amended by striking out such Section 2.1 and inserting in lieu thereof the following:

      2.1 Aggregate Purchase Consideration. The total consideration to be paid by Simtek to WebGear in connection with the purchase of the Acquired
      Assets, the noncompete provision contained in Article VII and the consummation of the other transactions contemplated by this Agreement (the "Aggregate Purchase Consideration") shall be (i) 3,400,000 shares of the common stock, $0.01 par value per share, of Simtek (the "Simtek Shares"), and (ii) 1,875,000 shares of the common stock, no par value per share, of WebGear (the "WebGear Shares"). 2,900,000 of the Simtek Shares shall be delivered by Simtek on or as soon as practicable after November 17, 2000. 500,000 of the Simtek Shares shall be held in escrow by Simtek and released in accordance with the terms of the Non-Recurring Product Access Agreement attached to the Agreement as Exhibit 2.1 (the "NRPA Agreement").

      3. Amendment of Section 5.2. Section 5.2 of the Agreement is hereby amended by striking out such Section 5.2 and inserting in lieu thereof the following:

      5.2 Simtek Deliveries. At Closing or as soon as practicable on or after November 17, 2000, Simtek shall deliver to WebGear:

            (a)   stock certificates representing the WebGear Shares, and

            (b)   an executed copy of the NRPA Agreement.


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      Simtek  shall  deliver  to  WebGear  on or as  soon as  practicable  after
      November 17, 2000:

            (c)   stock  certificates   representing  2,900,000  of  the  Simtek
                  Shares, duly issued to WebGear.

      5. Amendment of Article VI. Article VI of the Agreement is hereby amended by striking out such Article VI and inserting in lieu thereof the following:

                                   ARTICLE VI

                         REGISTRATION; ESCROW; COVENANTS

      6.1 Registration. Simtek shall use its best efforts to effect the registration under the Securities Act on a Form SB-2 , or any other appropriate form under the Securities Act of 1933, as amended (the "Securities Act") (the "Registration Statement") of the resale by WebGear of 2,900,000 of the Simtek Shares on the terms and conditions set forth in the attached Exhibit 6.1. In the event that Simtek has not effected such registration within 90 days hereof, WebGear shall have the right to require Simtek to immediately effect such a registration.

      6.2 Escrow. Upon receipt of the Simtek Shares, WebGear shall deliver to Simtek certificates representing 500,000 Simtek Shares (the "Escrow Shares") issued to WebGear in negotiable form, duly endorsed in blank, and with separate notarized stock transfer powers attached thereto and signed in blank. Simtek shall hold the Escrow Shares in escrow in accordance with the NRPA Agreement.

      6.3 Covenants. WebGear shall indemnify, protect, defend and hold harmless Simtek, its employees, shareholders, officers, directors, and agents (collectively the "Indemnified Parties") from and against all liabilities, damages, claims, costs (including without limitation attorneys' fees and court costs) or expenses which are made, filed, brought, imposed or assessed against any Indemnified Party as a result of or arising from WebGear's breach of the Agreement (or any amendment, including the Amendment, thereto) or based upon or arising from any alleged tortuous interference with business relations or any similar claim, suit or action involving any of the agreements to which WebGear is or was a party.

      6. Exhibits. Exhibit 6.1 to the Agreement is hereby amended by striking the number "2,000,000" in such Exhibit 6.1 and replacing in lieu thereof the number "2,900,000."

      7.  Miscellaneous.   This  Amendment  may  be  executed  in  one  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. This Amendment shall be governed by and construed in accordance with the laws of the State of Colorado (without regard to the principles of conflicts of law thereof). Each party hereto has consulted with attorneys and other advisors to the extent such party deemed necessary and appropriate, and its authorized officers have carefully reviewed the Agreement and this Amendment. Each party


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cooperated in the drafting of the Agreement and this Amendment. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in the Agreement and this Amendment against the party that drafted it is of no application and is hereby expressly waived. The provisions of the Agreement and this Amendment shall be interpreted in a reasonable manner to effect the intentions of the parties as set forth therein and herein.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                                     Simtek:

                                     SIMTEK CORPORATION, a Colorado corporation,



                                     By: /s/ Douglas Mitchell
                                         ---------------------------------------
                                         Name:    Douglas Mitchell
                                         Title:   President


                                     WebGear:

                                     WEBGEAR, INC., a California corporation,


                                     By: /s/ Thomas A. Wagen
                                         ---------------------------------------
                                         Name:  Thomas A. Wagen
                                         Title: Chairman and Chief Executive
                                                Officer




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